Exhibit 99.1

Contacts:

Dan Mahoney	Nick Manganaro
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2020

CRA Reports Highest Q2 Revenue in Its History;

Strength Across Services and Geographies Drives Growth in Revenue and Profits

BOSTON, July 30, 2020 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal second quarter ended June 27, 2020.

Key Second-Quarter Fiscal 2020 Highlights

•	Revenue grew 11.3% year over year to $123.0 million.

•	Utilization was 66%, while quarter-end headcount was relatively unchanged compared with the first quarter of 2020 and increased 20.8% year over year.

•	Net income increased 6.3% year over year to $5.9 million, or 4.8% of revenue, compared with $5.6 million, or 5.0% of revenue, in the second quarter of fiscal 2019; non-GAAP net income increased 4.7% year over year to $6.3 million, or 5.2% of revenue, compared with $6.1 million, or 5.5% of revenue, in the second quarter of fiscal 2019.

•	Earnings per diluted share increased 10.3% year over year to $0.75; non-GAAP earnings per diluted share increased 9.6% year over year to $0.80.

•	Non-GAAP EBITDA increased 2.0% to $11.9 million, or 9.7% of revenue, compared with $11.7 million, or 10.6% of revenue, in the second quarter of fiscal 2019.

•	On a constant currency basis relative to the second quarter of fiscal 2019, revenue would have been higher by $0.8 million, GAAP net income would have been higher by $0.1 million, and GAAP earnings per diluted share would have remained unchanged. Non-GAAP net income, earnings per diluted share and EBITDA would have been higher by $0.1 million, $0.01 per diluted share, $0.1 million, respectively.

•	CRA made dividend payments of $1.8 million during the quarter.

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Management Commentary

“Our first priority is the health and well-being of our people as we continue to address our clients’ most important business challenges,” said Paul Maleh, CRA’s President and Chief Executive Officer. “We are focused on providing our colleagues with a foundation of stability and safety during this unprecedented time. Although our offices remain open and capable of hosting our colleagues, we have asked everyone to work from home whenever possible.”

“Continuing to build on a record fiscal 2019, CRA reported its highest second-quarter revenue in our company’s history. These results were led by double-digit revenue growth year over year in each of our Finance, Forensic Services, and Life Sciences practices, and continued strong contributions from our Labor & Employment and Risk, Investigations & Analytics practices. Geographically, we continue to see strong demand for our services resulting in revenue growth of 14.1% in our North American operations and 3.6% internationally on a constant currency basis.”

“Although we entered the year with lofty revenue expectations as evidenced by the increase in our headcount, we still grew second quarter profits year over year by effectively managing our consulting services and overhead. Combining the revenue and profit growth of the second quarter with our strong Q1 performance, on a constant currency basis, we have increased revenue by 15.7% to $250.3 million and non-GAAP EBITDA by 24.2% to $25.1 million, achieving a margin of 10.0%. Although we are pleased with our performance through the second quarter, we recognize the challenges and uncertainties that accompany the ongoing COVID-19 pandemic. We remain confident that the same factors that have driven our success in recent years will continue to drive our performance in the months and years ahead,” Maleh concluded.

Quarterly Dividend

On July 30, 2020, CRA’s Board of Directors announced a quarterly cash dividend of $0.23 per common share, payable on September 14, 2020 to shareholders of record as of August 25, 2020. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its second-quarter 2020 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

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About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to the financial measures identified in this release as “non-GAAP” are as follows: for each of the periods presented, the adjustments exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. On a constant currency basis relative to the first half of 2019, revenue would have been higher by $1.1 million and EBITDA would have been higher by $0.3 million. Finally, this release also presents the non-GAAP financial metric EBITDA.

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All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, the impact of the COVID-19 pandemic, our ability to effectively provide our services remotely, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the extent and duration of the impact of the COVID-19 pandemic on our operations and results, including the effects on the financial health of our clients, and the impact of the imposition of public health measures and travel, health-related, business and other restrictions; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors” (all of which risks may be amplified by the COVID-19 pandemic). The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

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 CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

JUNE 27, 2020 COMPARED TO JUNE 29, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	June 27, 2020	As a % of Revenue	June 29, 2019	As a % of Revenue	June 27, 2020	As a % of Revenue	June 29, 2019	As a % of Revenue
Revenues	$123,031	100.0%	$110,573	100.0%	$249,189	100.0%	$216,422	100.0%
Cost of services (exclusive of depreciation and amortization)	90,168	73.3%	75,972	68.7%	181,165	72.7%	149,607	69.1%
Selling, general and administrative expenses	21,418	17.4%	23,737	21.5%	45,541	18.3%	46,480	21.5%
Depreciation and amortization	3,106	2.5%	2,553	2.3%	6,049	2.4%	5,169	2.4%
Income from operations	8,339	6.8%	8,311	7.5%	16,434	6.6%	15,166	7.0%

Interest expense, net	(372)	-0.3%	(519)	-0.5%	(734)	-0.3%	(530)	-0.2%
Foreign currency gains (losses), net	(102)	-0.1%	155	0.1%	1,320	0.5%	(589)	-0.3%
Income before provision for income taxes	7,865	6.4%	7,947	7.2%	17,020	6.8%	14,047	6.5%
Provision for income taxes	1,934	1.6%	2,367	2.1%	4,621	1.9%	3,802	1.8%
Net income	$5,931	4.8%	$5,580	5.0%	$12,399	5.0%	$10,245	4.7%

Net income per share:
Basic	$0.76		$0.70		$1.59		$1.28
Diluted	$0.75		$0.68		$1.55		$1.23

Weighted average number of shares outstanding:
Basic	7,764		7,925		7,784		7,970
Diluted	7,920		8,218		7,979		8,282

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CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

JUNE 27, 2020 COMPARED TO JUNE 29, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	June 27, 2020	As a % of Revenue	June 29, 2019	As a % of Revenue	June 27, 2020	As a % of Revenue	June 29, 2019	As a % of Revenue
Revenues	$123,031	100.0%	$110,573	100.0%	$249,189	100.0%	$216,422	100.0%

Net income	$5,931	4.8%	$5,580	5.0%	$12,399	5.0%	$10,245	4.7%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	566	0.5%	651	0.6%	996	0.4%	434	0.2%
Tax effect on adjustments	(153)	-0.1%	(174)	-0.2%	(270)	-0.1%	(116)	-0.1%
Non-GAAP net income	$6,344	5.2%	$6,057	5.5%	$13,125	5.3%	$10,563	4.9%

Non-GAAP net income per share:
Basic	$0.81		$0.76		$1.68		$1.32
Diluted	$0.80		$0.73		$1.64		$1.27

Weighted average number of shares outstanding:
Basic	7,764		7,925		7,784		7,970
Diluted	7,920		8,218		7,979		8,282

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CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

  FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

  JUNE 27, 2020 COMPARED TO JUNE 29, 2019

(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	June 27, 2020	As a % of Revenue	June 29, 2019	As a % of Revenue	June 27, 2020	As a % of Revenue	June 29, 2019	As a % of Revenue
Revenues	$123,031	100.0%	$110,573	100.0%	$249,189	100.0%	$216,422	100.0%

Net income	$5,931	4.8%	$5,580	5.0%	$12,399	5.0%	$10,245	4.7%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	566	0.5%	651	0.6%	996	0.4%	434	0.2%
Tax effect on adjustments	(153)	-0.1%	(174)	-0.2%	(270)	-0.1%	(116)	-0.1%
Non-GAAP net income	$6,344	5.2%	$6,057	5.5%	$13,125	5.3%	$10,563	4.9%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	372	0.3%	519	0.5%	734	0.3%	530	0.2%
Provision for income taxes	2,087	1.7%	2,541	2.3%	4,891	2.0%	3,918	1.8%
Depreciation and amortization	3,106	2.5%	2,553	2.3%	6,049	2.4%	5,169	2.4%
Non-GAAP EBITDA	$11,909	9.7%	$11,670	10.6%	$24,799	10.0%	$20,180	9.3%

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CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 27,	December 28,
	2020	2019
Assets
Cash and cash equivalents	$18,807	$25,639
Accounts receivable and unbilled services, net	152,031	144,410
Other current assets	19,119	14,028
Total current assets	189,957	184,077

Property and equipment, net	65,402	61,295
Goodwill and intangible assets, net	93,704	94,980
Right-of-use assets	122,983	130,173
Other assets	76,543	62,718
Total assets	$548,589	$533,243

Liabilities and Shareholders’ Equity
Accounts payable	$20,894	$26,069
Accrued expenses	82,199	121,301
Current portion of lease liabilities	13,208	12,847
Revolving line of credit	59,000	-
Other current liabilities	22,223	11,193
Total current liabilities	197,524	171,410
Non-current portion of lease liabilities	141,528	146,551
Other non-current liabilities	7,322	17,531
Total liabilities	346,374	335,492

Total shareholders’ equity	202,215	197,751
Total liabilities and shareholders’ equity	$548,589	$533,243

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CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	June 27,	June 29,
	2020	2019
Operating activities:
Net income	$12,399	$10,245
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	12,107	11,611
Accounts receivable and unbilled services	(8,962)	(1,068)
Working capital items, net	(59,844)	(66,897)
Net cash used in operating activities	(44,300)	(46,109)

Investing activities:
Purchases of property and equipment	(13,517)	(3,904)
Net cash used in investing activities	(13,517)	(3,904)

Financing activities:
Issuance of common stock, principally stock option exercises	569	1,526
Borrowings under revolving line of credit	77,000	50,000
Repayments under revolving line of credit	(18,000)	(9,000)
Tax withholding payments reimbursed by shares	(390)	(388)
Cash paid on dividend equivalents	(40)	(35)
Cash dividends paid to shareholders	(3,584)	(3,196)
Repurchase of common stock	(3,810)	(11,510)
Net cash provided by financing activities	51,745	27,397

Effect of foreign exchange rates on cash and cash equivalents	(760)	176

Net decrease in cash and cash equivalents	(6,832)	(22,440)
Cash and cash equivalents at beginning of period	25,639	38,028

Cash and cash equivalents at end of period	$18,807	$15,588

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$3,784	$4,053
Purchases of property and equipment paid by a third party	$-	$62
Asset retirement obligations	$155	$335
Right-of-use assets obtained in exchange for lease obligations	$-	$37,284
Right-of-use assets related to the adoption of ASC 842	$-	$82,329
Lease liabilities related to the adoption of ASC 842	$-	$106,765
Supplemental cash flow information:
Cash paid for taxes	$2,057	$3,583
Cash paid for interest	$676	$510
Cash paid for amounts included in operating lease liabilities	$9,243	$8,113

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